Exhibit 12.01

                                                    SCANA CORPORATION
                                                  CALCULATION OF RATIOS
                                          FOR THE YEAR ENDED DECEMBER 31, 2002
                                                  (Millions of Dollars)
CALCULATION OF BOND RATIO:

Net earnings (1)                                                        $638.2

Divide by annualized interest charges on:
     Bonds authenticated under SCE&G's First and  Refunding
          Mortgage Bond Indenture                                        $12.5
     Other indebtedness (1)                                              103.2
          Total annualized interest charges                              115.7

                Bond Ratio                                               5.51

(1) As defined under SCE&G's First and Refunding Mortgage Bond Indenture, dated April 1, 1945 (Old Mortgage).


CALCULATION OF NEW BOND RATIO:

Net earnings (1)                                                       $620.3

Divide by annualized interest charges on:
     Bonds authenticated under SCE&G's First Mortgage Bond Indenture   $103.2
     Other indebtedness (1)                                              12.5
          Total annualized interest charges                             115.7

                New Bond Ratio                                          5.36

(1) As defined under SCE&G's Collateral Trust Mortgage Indenture, dated April 1, 1993 (New Mortgage).


CALCULATION OF PREFERRED STOCK RATIO:

Net earnings (1)                                                    $212.3

Divide by annualized interest charges on:
     Bonds outstanding under SCE&G's mortgage bond indentures        $115.7
     Preferred Dividend Requirements                                    7.4
          Total annualized interest charges                           123.1

                Preferred Stock Ratio                                 1.72

(1) As defined under SCE&G's Restated Articles of Incorporation.








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


                                SCANA CORPORATION
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
               For Each of the Five Years Ended December 31, 2002
                              (Millions of Dollars)

                                                                                       Years Ended December 31,
                                                                  ----------------------------------------------------------

                                                                       2002           2001    2000         1999       1998
                                                                      -----           ----    ----         ----       ----

Fixed Charges as defined:
     Interest on long-term debt                                      $206.1        $227.5   $226.1     $143.0      $128.0
     Amortization of debt premium, discount and expense (net)             5.1            6.4      4.4        3.1         2.7
     Interest component on rentals                                        3.4            1.8      1.2        0.8         0.9
     Preference security dividend requirement                           15.7           15.7     15.8       15.8        15.8
----------------------------------------------------------------- ------------- ----------- ---------- ----------- ---------

            Total Fixed Charges (A)                                  $230.3        $251.4   $247.5     $162.7      $147.4
================================================================= ============= =========== ========== =========== =========

Earnings, as defined:
     Pretax income (loss) from continuing operations                 $(100.1)      $851.6   $374.3     $302.5      $366.2
     Total fixed charges above                                          230.3        251.4    247.5      162.7       147.4
     Distribution from equity investee                                     7.8         11.2       5.9        1.3            -
     Preference security dividend requirements from above                            (15.7)   (15.8)     (15.8)      (15.8)
                                                                          (15.7)
----------------------------------------------------------------- ------------- ----------- ---------- ----------- ---------

          Total Earnings (B)                                          $122.3    $1,098.5    $611.9     $450.7      $497.8
================================================================= ============= =========== ========== =========== =========

Ratio of Earnings to fixed charges (B/A)                                   .53         4.37     2.47       2.77        3.38
================================================================= ============= =========== ========== =========== =========

For 2002, an additional $106.8 million in pretax income from continuing operations would be needed to obtain a ratio of 1.0. (See Note 2 of Notes to Consolidated Financial Statements).

                      SOUTH CAROLINA ELECTRIC & GAS COMPANY
                              CALCULATION OF RATIOS
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                              (Millions of Dollars)


CALCULATION OF BOND RATIO:

Net earnings (1)                                                     $638.2

Divide by annualized interest charges on:
     Bonds authenticated under SCE&G's First and  Refunding
          Mortgage Bond Indenture                                     $12.5
     Other indebtedness (1)                                           103.2
          Total annualized interest charges                           115.7

                Bond Ratio                                             5.51

(1) As defined under SCE&G's First and Refunding Mortgage Bond Indenture, dated April 1, 1945 (Old Mortgage).


CALCULATION OF NEW BOND RATIO:

Net earnings (1)                                                      $620.3

Divide by annualized interest charges on:
     Bonds authenticated under SCE&G's First Mortgage Bond Indenture   $103.2
     Other indebtedness (1)                                              12.5
          Total annualized interest charges                             115.7

                New Bond Ratio                                           5.36

(1) As defined under SCE&G's Collateral Trust Mortgage Indenture, dated April 1, 1993 (New Mortgage).


CALCULATION OF PREFERRED STOCK RATIO:

Net earnings (1)                                                     $212.3

Divide by annualized interest charges on:
     Bonds outstanding under SCE&G's mortgage bond indentures        $115.7
     Preferred Dividend Requirements                                    7.4
          Total annualized interest charges                           123.1

                Preferred Stock Ratio                                  1.72

(1) As defined under SCE&G's Restated Articles of Incorporation.



                      SOUTH CAROLINA ELECTRIC & GAS COMPANY
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
               For Each of the Five Years Ended December 31, 2002
                              (Millions of Dollars)

                                                                                      Years Ended December 31,
                                                                 -----------------------------------------------------------

                                                                    2002          2001     2000       1999        1998
                                                                    ----          ----     ----       ----        ----

Fixed Charges as defined:
     Interest on long-term debt                                    $125.7     $115.8     $106.4     $103.0        $98.8
     Amortization of debt premium, discount and expense (net)          3.0          2.8        2.6        2.5         2.3
     Interest component on rentals                                     2.7          1.8        1.1        0.8         0.9
     Preference security dividend requirement                          3.8          3.8        3.8        3.8         3.8
---------------------------------------------------------------- ----------- ----------- ---------- ----------- ------------

            Total Fixed Charges (A)                                $135.2     $124.2     $113.9     $110.1      $105.8
================================================================ =========== =========== ========== =========== ============

Earnings, as defined:
     Pretax income from continuing operations                      $337.2     $349.0     $372.7     $302.7      $363.1
     Total fixed charges above                                      135.2       124.2      113.9      110.1       105.8
     Preference security dividend requirements from above                         (3.8)      (3.8)       (3.8)       (3.8)
                                                                           (3.8)
---------------------------------------------------------------- ----------- ----------- ---------- ----------- ------------

          Total Earnings (B)                                       $468.6    $469.4      $482.8     $409.0      $465.1
================================================================ =========== =========== ========== =========== ============

Ratio of Earnings to fixed charges (B/A)                              3.47       3.78        4.24       3.71        4.40
================================================================ =========== =========== ========== =========== ============




                                           PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED
                                             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                            For the Years Ended
                                                            December 31, 2002,
                                                            2001 and 2000 and
                                                            Each of the Fiscal
                                                            Years Ended
                                                            September 30, 1999
                                                            and 1998
                                                           (Millions of Dollars)


                                                                             Years Ended                   Fiscal Years Ended
                                                                            December 31,                      September 30,
                                                                    2002        2001         2000              1999       1998
                                                                    ----        ----         ----              ----       ----

Fixed Charges as defined:
     Interest on long-term debt                                      $19.8      $20.3       $12.4            $13.7      $15.0
     Interest expense                                                   1.6        2.4         8.0               4.6        3.2
     Amortization of debt discount                                      0.3        0.3         0.2               0.4        0.2
 Interest components on rentals                                         0.3        0.3         0.1               0.1        0.1
---------------------------------------------------------------- ------------ ----------- ----------- ------ ---------- ------------

            Total Fixed Charges (A)                                  $22.0      $23.3       $20.7            $18.8      $18.5
================================================================ ============ =========== =========== ====== ========== ============

Earnings, as defined:
     Pretax income (loss) from continuing operations              $(193.5)      $32.9       $45.1            $41.9      $41.1
     Total fixed charges above                                        22.0        23.3        20.7             18.8       18.5
     Pretax equity earnings of investees                               (4.8)      (5.2)       (5.4)            (1.0)      (0.1)
     Cash Distributions from equity investees                           5.0        8.2         2.7                  -          -
---------------------------------------------------------------- ------------ ----------- ----------- ------ ---------- ------------

          Total Earnings (B)                                      $(171.3)      $59.2       $63.1            $59.7      $59.5
================================================================ ============ =========== =========== ====== ========== ============

Ratio of Earnings to fixed charges (B/A)                             (7.78)       2.54       3.05              3.18       3.22
================================================================ ============ =========== =========== ====== ========== ============

 For 2002, an additional $193.2 million in pretax income from continuing operations would be needed to obtain a ratio of 1.0 (See Note 2 of Notes to Consolidated Financial Statements).
